UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2018

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter ) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 16, 2018, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where stockholders voted on three proposals. The proposals are described in detail in TD Ameritrade’s Proxy Statement. Of the 567,219,978 common shares outstanding and entitled to vote at the Annual Meeting, 542,838,148 common shares (or 95.7%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.
The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four Class I directors to the board of directors to serve for three-year terms until the 2021 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
Tim Hockey	521,650,955	1,109,010	20,078,183
Brian M. Levitt	519,304,332	3,455,633	20,078,183
Karen E. Maidment	522,126,831	633,134	20,078,183
Mark L. Mitchell	519,380,590	3,379,375	20,078,183

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers as disclosed in the Proxy Statement. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
520,267,901	2,177,269	314,795	20,078,183

Proposal 3. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2018. The votes on this proposal were:

For	Against	Abstain
540,716,135	1,961,466	160,547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 23, 2018	TD AMERITRADE HOLDING CORPORATION

By: /s/ STEPHEN J. BOYLE
Stephen J. Boyle
Executive Vice President, Chief Financial Officer

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